UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2006

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 30, 2006, American Tower Corporation (the “Company”) issued a press release reporting that a lawsuit purporting to be a securities class action was filed in United States District Court for the District of Massachusetts against American Tower Corporation and certain of its officers. This action alleges violations of the federal securities laws in connection with public statements by the Company relating to its stock option practices and related accounting. The Company announced on May 19, 2006 that it was conducting an internal review of its historic stock option granting practices. The Company intends to vigorously defend the lawsuit.

The Company also reported that a shareholder derivative lawsuit was filed in state court in Massachusetts by an individual identifying himself as a shareholder of the Company, purporting to act on behalf of the corporation, against certain current and former officers and directors for alleged breaches of fiduciary duties with respect to the Company’s historic stock option granting practices. In response to the derivative lawsuit, the Company’s board of directors plans to establish a special litigation committee to evaluate this lawsuit.

A copy of the press release is furnished herewith as Exhibit 99.1.

The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, that are shareholder derivative actions or that purport to be securities class actions, in either federal or state court, which are based on allegations substantially similar to those described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 30, 2006. (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: May 30, 2006	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 30, 2006. (Furnished herewith).